This page being   Prudential Global Absolute Return Bond
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 10.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $  0

   Z) Net investment income ------------------------------ $   0

   AA) Realized capital gains ------------------------$   0

   BB) Realized capital losses -----------------------$   0

  CC) 1. Net unrealized appreciation during the period --- $   0

   2. Net unrealized depreciation during the period --- $ 0

  DD) 1. Total income dividends for which record date
   passed during the period ------------------------ $   0

2. Dividends for a second class of open-end
   company shares -----------------------------------$   0

  EE) Total capital gains distributions for which
   record date passed during the period --------------- $   0
73. Distributions per share for which record date passed during the period:
 NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.19225,
"   2. Dividends for a second class of open-end
 company shares $0.16460 0.20947, 0.18842
   B) Distribution of capital gains ---------------$0.0000
   C) Other distributions -------------------------$0.24688, 0.20462,
   0.25351, 0.27491
   Other distributions represent a return of capital distribution of $336, $254, $646,858, $1,444 for Classes A,C,Q and Z respectively


   SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 10.
   Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $  0
   P) Amounts owed to affiliated persons ------------------------- $  0
   Q) Senior long-term debt -------------------------------------- $  0
   R) Other liabilities:1. Reverse repurchase agreements---------- $  0
   2. Short sales --------------------------- $  0
   3. Written options ----------------------- $  0
   4. All other liabilities ----------------- $  0

   S) Senior equity -----------------------------------------------$  0
   T) Net assets of common shareholders ---------------------------$  0
   U) 1. Number of shares outstanding -----------------------------$  0
   2. Number of shares outstanding of a second class of shares of open-end company ---------------------------------------  0
"   V) 1. Net asset value per share(to nearest cent)$9.93
 2. Net asset value per share of a second class of open-end
"   company shares (to nearest cent) $9.93, 9.93, 9.94
   W) Mark-to-market net asset value per share
   for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$  0
   Y) Total value of assets in segregated accounts ----------------$ 0 SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.